EXHIBIT 99.1

PRESS RELEASE

Contact:
Amy Ford
Director of Investor Relations
Cabot Microelectronics Corporation
(630) 499-2600

CABOT MICROELECTRONICS CORPORATION ANNOUNCES
$75 MILLION SHARE REPURCHASE PROGRAM

AURORA, IL, January 23, 2008 – Cabot Microelectronics Corporation (Nasdaq:  CCMP), the world’s leading supplier of chemical mechanical planarization (CMP) polishing slurries to the semiconductor industry, today announced that its Board of Directors has authorized a share repurchase program for up to $75 million of the company’s outstanding common stock.  The company completed its previously authorized $40 million share repurchase program during its first quarter of fiscal 2008, which ended December 31, 2007.

Over the past three and a half years, the company has repurchased $65 million dollars of its stock through two separate repurchase programs.  Similar to the previous programs, the new program is expected to be funded from the company’s available cash balance.  Share repurchases will be made from time to time, depending on market conditions, in open market transactions, at management’s discretion.

"The decision to increase the investment in our shares reflects the Board’s confidence in the long-term value of Cabot Microelectronics and our ability to continue to generate strong cash flow,” stated William P. Noglows, Cabot Microelectronics' Chairman and Chief Executive Officer.  “Our robust financial model and prudent operating strategy should allow us to execute this significant program while continuing to re-invest in our business through research and development, acquisitions and capital expenditures.”

ABOUT CABOT MICROELECTRONICS CORPORATION
Cabot Microelectronics Corporation, headquartered in Aurora, Illinois, is the world's leading supplier of CMP slurries used in semiconductor and data storage manufacturing. The company's products play a critical role in the production of the most advanced semiconductor devices, enabling the manufacture of smaller, faster and more complex devices by its customers.  Since becoming an independent public company in 2000, the company has grown to approximately 750 employees on a global basis.  The company's vision is to become the world leader in shaping, enabling and enhancing the performance of surfaces, so the company is leveraging its expertise in CMP slurry formulation, materials and polishing techniques developed for the semiconductor industry and applying it to demanding surface modification applications in other industries where shaping, enabling and enhancing the performance of surfaces is critical to success. For more information about Cabot Microelectronics Corporation, visit www.cabotcmp.com or contact Amy Ford, Director of Investor Relations at (630) 499-2600.

SAFE HARBOR STATEMENT
This news release may include statements that constitute "forward looking statements" within the meaning of federal securities regulations.  These forward-looking statements include statements related to: future sales and operating results; company and industry growth or trends; growth of the markets in which the company participates; international events; product performance; the generation, protection and acquisition of intellectual property, and litigation related to such intellectual property; new product introductions; development of new products, technologies and markets; the acquisition of or investment in other entities; uses of the company's cash balance; and the construction of facilities by Cabot Microelectronics Corporation.  These forward-looking statements involve a number of risks, uncertainties, and other factors, including those described from time to time in Cabot Microelectronics' filings with the Securities and Exchange Commission (SEC), that could cause actual results to differ materially from those described by these forward-looking statements.  In particular, see "Risk Factors" in the company’s annual report on Form 10-K for the fiscal year ended September 30, 2007, filed with the SEC.  Cabot Microelectronics assumes no obligation to update this forward-looking information.